Calculation of Filing Fee Tables
F-3
Inventiva S.A.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Ordinary shares, nominal value EUR 0.01 per share	457(o)
		Other	Warrants	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 300,000,000.00	0.0001381	$ 41,430.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 300,000,000.00		$ 41,430.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 28,185.53
			Net Fee Due:						$ 13,244.47
Offering Note
[1]	The amount to be registered consists of up to $300,000,000.00 of an indeterminate amount of ordinary shares, which may be sold in the form of American Depositary Shares, or ADSs, and such indeterminate number of warrants to purchase ordinary shares or ordinary shares in the form of ADSs. Each ADS represents the right to receive one ordinary share. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of ordinary shares and ordinary shares in the form of ADSs as may be issued upon exercise of warrants or pursuant to the antidilution provisions of any such warrants. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Estimated solely for purposes of computing the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $300,000,000.00. No separate consideration will be received for (i) ordinary shares, or ordinary shares in the form of ADSs or (ii) ordinary shares or ordinary shares in the form of ADSs that may be issued upon exercise of warrants registered hereby, as the case may be.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Inventiva S.A.	F-3	333-258369	08/02/2021		$ 28,185.53	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 258,345,874.50
Fee Offset Sources		Inventiva S.A.	F-3	333-258369		08/02/2021						$ 28,185.53
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously paid a filing fee of $28,185.53 in connection with the registration of $258,345,874.50 of unallocated universal shelf securities that have been previously registered under the Registrant's registration statement on Form S-3 (File No. 333-258369) filed on August 2, 2021, or the Prior Registration Statement, and remain unsold. Pursuant to Rule 457(p), the filing fee of $28,185.53 in connection with such $258,345,874.50 of unsold unallocated universal shelf securities may be offset against the total filing fee due for this registration statement. Pursuant to Rule 457(p), the offering of such $258,345,874.50 of unsold unallocated universal shelf securities under the Prior Registration Statement will be deemed terminated as of the time of the filing of this registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A